WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRUARY 22, 2006.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE FEBRUARY 22, 2006.

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) EITHER (1) PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UPON RECEIPT BY THE COMPANY OF A LEGAL OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) TO SUCH EFFECT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT FOR SUCH SECURITIES. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

CERTIFICATE #RBM05-[xx]

REPRESENTING [xx] WARRANTS

NON-TRANSFERABLE SHARE PURCHASE WARRANT

RESPONSE BIOMEDICAL CORP.

(Incorporated under the laws of the Province of British Columbia)

This is to certify that, for value received, [Name and Address of Registered Holder] (the “Warrant Holder”), has the right to purchase from Response Biomedical Corp. (the “Company”), upon and subject to the terms and conditions hereinafter referred to, [xx] common shares without par value (the “Shares”) in the capital of the Company. The Shares may be purchased at the price of $0.50 per Share (the “Exercise Price”) at any time prior to 4:30 p.m. (local Vancouver time) on October 21, 2007 subject to the terms and conditions hereinafter set forth. The right to purchase the Shares may be exercised in whole or in part, by the Warrant Holder only, at the Exercise Price by 4:30 p.m. on October 21, 2007 by:

(a)	completing and executing the form (the “Subscription Form”) attached hereto for the number of the Shares which the Warrant Holder wishes to purchase, in the manner therein indicated;

(b)	surrendering this Warrant Certificate, together with the complete Subscription Form, to Computershare Investor Services, Inc., 510 Burrard Street, Vancouver, BC, V6C 3B9; and

(c)

paying the appropriate Exercise Price, in Canadian funds, for the number of the Shares of the Company subscribed for, either by certified cheque or bank draft (drawn on a Canadian Chartered Bank) or money order payable to the Company in Vancouver, British Columbia.

Upon surrender and payment, the Company shall issue to the Warrant Holder or to such other person or persons as the Warrant Holder may direct, the number of the Shares subscribed for and will deliver to the Warrant Holder, at the address set forth on the subscription form, a certificate or certificates evidencing the number of the Shares subscribed for within a reasonable time, not exceeding 7 days after the rights represented by this Warrant Certificate shall have been exercised. If the Warrant Holder subscribes for a number of Shares which is less than the number of Shares permitted by this Warrant, the Company shall forthwith cause to be delivered to the Warrant Holder a further Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

The Company covenants and agrees that all Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of this Warrant represented by this Warrant Certificate.

Anti-Dilution

The Exercise Price and the number of Shares deliverable upon the exercise of these Warrants will be subject to adjustment in the events and in the following manner:

(a)

In case of any reclassification of the common shares or change of the common shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Company with or into any other corporation or entity which results in any reclassification of the common shares or a change of the common shares into other shares, or in case of any transfer, lease or license of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), at any time prior to the Time of Expiry, the Warrant Holder shall, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Shares to which the Warrant Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Warrant Holder would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Warrant Holder had been the registered holder of the number of Shares to which the Warrant Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Warrant Holder of this Warrant Certificate to the end that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	If and whenever at any time prior the Time of Expiry the Company shall:

(i)	subdivide its common shares into a greater number of shares;

(ii)	consolidate its common shares into a lesser number of shares; or

(iii)

issue common shares, Participating Shares or Convertible Securities (both such terms as defined below in paragraph (g)) to all or substantially all of the holders of common shares by way of a stock dividend or other distribution on the common shares payable in common shares, Participating Shares or Convertible Securities;

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price hereunder, the number of Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)

If and whenever at any time prior to the Time of Expiry, the Company shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of common shares and Participating Shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of common shares and Participating Shares outstanding after giving effect to such Capital Reorganization. The number of common shares and Participating Shares outstanding shall include the deemed conversion into or exchange for common shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.

(d)

Any issue of common shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding common shares under paragraphs (e) and (f).

(e)

If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of common shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price (as defined below) of the common shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)

the numerator of which shall be the aggregate of: (A) the number of common shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the Current Market Price of the common shares on the record date: (1) the amount obtained by multiplying the number of common shares or Participating Shares which the holders of common shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of common shares or Participating Shares which the holders of common shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)

the denominator of which shall be the aggregate of: (A) the number of common shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of common shares or Participating Shares which the holders of common shares are entitled to subscribe for or purchase; or (2) the maximum number of common shares or Participating Shares which the holders of common shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)	If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the distribution to all or substantially all the holders of common shares of:

	(i)	shares of any class, whether of the Company or any other corporation;

	(ii)	rights, options or warrants;

	(iii)	evidences of indebtedness; or

	(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of common shares to subscribe for or purchase common shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the Current Market Price of the common shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of common shares outstanding on such record date by the Current Market Price of the common shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Company, which determination shall be conclusive) to the holders of such common shares of such Special Distribution; and (II) the denominator of which shall be the total number of common shares outstanding on such record date multiplied by such Current Market Price.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(g)

For the purpose of these Warrants: (i) “Participating Share” means a share (other than a common share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a common share or a Participating Share or both.

(h)

In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Warrant Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to the Warrant Holder an appropriate instrument evidencing the Warrant Holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares on and after such exercise.

(i)

The adjustments provided for in this Warrant Certificate are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding common shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(j)

In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall conclusively be determined by a firm of chartered accountants appointed by the Company (who may be the Company’s auditors). The Company shall give such accountants access to all necessary records of the Company and such determination shall be binding upon the Company and the Warrant Holder.

(k)

As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to these Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of these Warrants, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Warrant Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(l)

At least 15 days prior to the effective date or record date, as the case may be, of any dividend of any kind or any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall give notice to the Warrant Holder of the particulars of such event and the required adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price or number of Shares, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(m)

No adjustment in the number of Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant Certificate if the Warrant Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrant Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.

The Company shall not be required to issue Shares upon the exercise of these Warrants or provide any compensation in lieu of such fractional interests, if any.

Current Market Price

The Current Market Price of the common shares at any date shall be determined as follows:

(a)

if the common shares are quoted on the TSX Venture Exchange, the Current Market Price of a common share will be the weighted average closing price of the common shares on such exchange for the 20 prior trading days;

(b)

if the common shares are not quoted on the TSX Venture Exchange but are listed and posted for trading on another recognized stock exchange or trading quotation system, the Current Market Price of a common share will be the weighted average closing price for the 20 prior trading days of the common shares on such exchange or system or if such exchange or system does not provide a closing price, the numerical average of the closing bid and ask prices of the common shares, in either case, for the 20 prior trading days; and

(c)	if the common shares are not so listed and traded, the Board of Directors of the Company shall forthwith and in good faith determine the fair market value of a common share as of such date.

The holding of this Warrant Certificate or the Warrants represented hereby does not entitle the Warrant Holder to any rights as shareholder of the Company.

Nothing contained herein confers any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to 4:30 p.m. local time in Vancouver, B.C. on October 21, 2007 and from and after such time, this Warrant and all rights hereunder will be void.

The Warrants represented by this Warrant Certificate are non-transferable.

The Warrants represented by this Warrant Certificate may not be exercised by or on behalf of a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and the securities laws of all applicable states, and the holder has furnished an opinion of counsel satisfactory to the Company to such effect; provided that a person that purchased the Warrants in the Company’s United States private placement, on its own behalf or on behalf of a beneficial purchaser, and that delivered the Accredited Investor Certificate for U.S. Subscribers

attached as Schedule “C”, including Exhibit “1” thereto, to the form of subscription agreement related to such private placement, will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants on its own behalf or on behalf of such beneficial purchaser (if any), at a time when it and such beneficial purchaser (if any) remain accredited investors, as defined in Rule 501 under the U.S. Securities Act.

Any Shares issued pursuant to this Warrant prior to February 22, 2006 will bear the following legends:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL FEBRUARY 22, 2006.”

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE FEBRUARY 22, 2006.”

and any Shares issued in the United States or to a U.S. Person will bear an additional legend restricting the transfer of the Shares absent registration under the U.S. Securities Act or an available exemption therefrom.

Time will be of the essence hereof.

This Warrant Certificate is not valid for any purpose until it has been signed by the Company.

IN WITNESS WHEREOF, the Company has caused its common seal to be hereto affixed and this Warrant Certificate to be signed by any one of the directors of the Company as of the 21st day of October, 2005.

RESPONSE BIOMEDICAL CORP.

Per:

William J. Radvak

SUBSCRIPTION FORM

To:	Response Biomedical Corp. (the “Company”)
And to:	the directors thereof.

Pursuant to the Share Purchase Warrant made the 21st day of October, 2005 the undersigned hereby subscribes for and agrees to take up _______________ common shares without par value (the “Shares”) in the capital of the Company, at a price of $0.50 (Canadian) per Share for the aggregate sum of $_______________ (the “Subscription Funds”), and encloses herewith a certified cheque, bank draft or money order payable to the Company in full payment of the Shares.

The undersigned (the “Subscriber”) hereby requests that upon receipt of the Subscription Funds by the Company:

(a)	the Shares be allotted to the person set out under the registration directions shown below;

(b)	the name and address of the person set out under the registration directions shown below be entered in the securities register of the Company;

(c)	the Shares be issued to the person set out under the registration directions shown as fully paid and non-assessable common shares of the Company; and

(d)	a share certificate representing the Shares be registered in accordance with the registration directions shown below.

In connection with its exercise of the Share Purchase Warrant, the Subscriber hereby represents and warrants to the Company that (check one):

[ ]	1.	It is not exercising the Share Purchase Warrant in the United States, nor is it or any person for whose account or benefit it is exercising the Share Purchase Warrant a person in the United States or a U.S. Person.

[ ]	2.	It purchased the Share Purchase Warrant from the Company in the United States pursuant to a subscription agreement, including an Accredited Investor Certificate for U.S. subscribers, on its own behalf or on behalf of a beneficial purchaser, it is exercising the Share Purchase Warrant on its own behalf or on behalf of such beneficial purchaser (if any), and it is, and such beneficial purchaser (if any) is, an accredited investor, as defined in Rule 501 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on the date hereof.

[ ]	3.	It is enclosing with this Subscription Form a written opinion of counsel (which it acknowledges must be satisfactory to the Company) to the effect that its exercise of the Share Purchase Warrant and the issuance of the Shares are exempt from the registration requirements of the U.S. Securities Act and all applicable state securities laws.

The terms “United States” and “U.S. Person” are as defined in Regulation S under the U.S. Securities Act.

Dated this _______ day of ______________, 20[___].

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on the share certificate representing the Shares and in the securities register.)

Full Name(1): ____________________________________________________________________________________________________________

Full Address: _____________________________________________________________________________

                              _____________________________________________________________________________

                              _____________________________________________________________________________

                              _____________________________________________________________________________

Signature of Subscriber(1): _____________________________________________________________________________

(1) If the name above differs from the name of the Subscriber, then please complete the following guarantee:	Signature of Subscriber guaranteed by: __________________________________________________________________ Authorized Signature Number

NOTE: The signature to this Subscription Form must correspond with the name as recorded on the Warrant Certificate accompanying this Subscription Form in every particular without alteration or enlargement or any change whatever. If not, the signature of the holder on this Subscription Form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP)..